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                                                                    Exhibit 10.9

                            HOUSEHOLD INTERNATIONAL
                   NON-QUALIFIED DEFERRED COMPENSATION PLAN


     Section 1. Purpose. The purpose of this Plan is to provide certain executives of Household International, Inc. (the "Company") and certain of its direct and indirect subsidiaries (the Company and such subsidiaries being referred to as the "Employers") the opportunity to defer receipt of compensation and provide for future savings of compensation earned. The provision of such an opportunity is designed to aid the Company in attracting and retaining as executives persons whose abilities, experience and judgment can contribute to the well-being of the Company.

     Section 2. Name, Effective Date. The effective date of this plan known as the Household International Non-Qualified Deferred Compensation Plan (the "Plan") is December 1, 1996.

     Section 3. Eligibility. Any executive of the Employers who is on the United States payroll and whose base salary is at least $160,000 as of the November 1 preceding the year for which an election is made is eligible to participate in this Plan.

     Section 4. Deferred Compensation Account. An unfunded deferred compensation account shall be established for each person who elects to participate in the Plan.

     Section 5. Amount of Deferral. For calendar year 1997 and for each calendar year thereafter, a participant may elect to defer receipt of a specified portion of the unearned salary that would otherwise be paid in that year and/or all or a specified portion of the cash bonus which will be earned for that year which generally becomes payable to the participant in the following year. An amount equal to the compensation deferred will be credited to the participant's deferred compensation account on the date such compensation would otherwise be initially payable. In no event may a participant make a deferral election with respect to his or her salary that would cause his projected salary expected to be actually paid in that year to be reduced below $160,000. A participant may, however, elect to defer all or any part of his cash bonus earned for a particular year whether it is payable in that year or payable in the next year. The $160,000 amount referred to in this Section 5 and Section 3 shall be automatically

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adjusted to reflect changes in the limits outlined under Section 401(a)(17) of the Internal Revenue Code (the "Code").

     Section 6. Election of Deferral. An election to defer salary and/or bonus for each year shall be made on forms provided by the Compensation Committee of the Board of Directors of the Company (the "Committee") for that purpose and shall be effective on the date indicated, but not before the date filed with the Committee. With respect to salary, the election shall be made prior to the year for which it is applicable and shall be effective with respect to any salary to be earned which would otherwise be payable in that year. With respect to bonus, due to its uncertain nature, the election shall be made by July 1 regarding the potential bonus to be earned and awarded for that year notwithstanding the fact that bonus income is generally distributed in the following calendar year.

     If a participant has failed to select a deferred distribution date for a deferral or if he terminates employment before such deferred distribution date, then distribution of such deferred compensation will be made in the calendar year following the date of the participant's termination of employment. For any compensation earned for a particular year, the earliest deferred distribution date specified by the participant must be at least two years after the year for which the compensation was earned. Subject to Section 19, with respect to each such calendar year to which it applies, the election shall be irrevocable upon receipt by the Committee.

     Section 7. Hypothetical Investment. Each deferred compensation account will be credited with earnings from the date on which deferred compensation would initially have been payable until the date of payment. The participant can elect to have the amount credited to his account invested hypothetically in various funds. The funds against which increases or decreases in the participant's deferred compensation account will be measured are:

     Fund A -  Household International, Inc. Common Stock Fund.

     Fund B - Treasury Fund. This Fund shall be credited with interest at a rate equal to the United States five-year treasury rate plus HFC's borrowing spread over that rate on the first day of each calendar quarter with interest compounded quarterly.

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     The participant can change his or her investment election as to the amount already credited or to be credited to his account on a quarterly basis by filing an appropriate election form with the Committee prior to the first day of the quarter in which the election is to be effective. There is no guarantee a participant's deferred compensation account invested in Fund A will increase; amounts may decrease based on the performance of Fund A.

     Section 8. Value of Deferred Compensation Accounts. The value of each participant's deferred compensation account shall include compensation deferred, adjusted for any increase or decrease thereon, pursuant to Section 7 of the Plan.

     Section 9. Payment of Deferral. Subject to Section 19, no distribution may be made from the participant's deferred compensation account prior to the first day of the calendar year following the date of the termination of the participant's employment, unless an earlier date is specified by the participant in his election to defer compensation. If a participant elected to defer any year's compensation to a specific date other than his or her termination of employment, such year's deferred compensation and earnings or losses thereon will be payable in cash in a lump sum on the date specified unless it is paid earlier due to termination of employment. The value of a participant's deferred compensation account will be payable in cash in a lump sum as soon as practicable following the end of the year in which a participant terminates employment.

     In the event that the participant becomes totally disabled, the Committee, in its absolute discretion, may distribute all or a portion of the participant's deferred compensation account according to a revised payment schedule.

     Section 10. Withholding. There shall be deducted from all deferrals and payments under this Plan the amount of any taxes required to be withheld by any federal, state or local government. The participants and their beneficiaries, distributees, and personal representatives will bear any and all federal, foreign, state, local or other income or other taxes imposed on amounts deferred or paid under this Plan.

     Section 11. Designation of Beneficiary. A participant may designate a beneficiary or beneficiaries which shall be effective upon filing written notice with the Committee on the form provided by the Committee for that purpose. If no beneficiary is designated, the beneficiary will be the participant's estate. If more than one beneficiary statement has been

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filed, the beneficiary or beneficiaries designated in the statement bearing the most recent date will be deemed the valid beneficiary or beneficiaries.

     Section 12. Death of Participant or Beneficiary. In the event of a participant's death before he has received the full value of his deferred compensation account, the then current value of the participant's deferred compensation account shall be determined and such amount shall be paid to the beneficiary or beneficiaries of the deceased participant as soon as practicable thereafter in cash in a lump sum. If no designated beneficiary has been named or survives the participant, the beneficiary will be the participant's estate.

     Section 13. Participant's Rights Unsecured. The right of any participant or beneficiary to receive payment under the provisions of the Plan shall be an unsecured claim against the general assets of the Company, and any successor company in the event of a merger, consolidation, reorganization or any other event which causes the Company's assets or business to be acquired by another company. No provisions contained in the Plan shall be construed to give any participant or beneficiary at any time a security interest in the deferred compensation account or any other assets of the Company.

     Section 14. Statement of Account. Statements will be sent to participants following the end of each year as to the value of their deferred compensation accounts as of December 31st of such year.

     Section 15. Assignability. No right to receive payments hereunder shall be transferable or assignable by a participant or a beneficiary.

     Section 16. Administration of the Plan. The Plan shall be administered by the Committee. The Committee shall conclusively interpret the provisions of the Plan, decide all claims, and shall make all determinations under the Plan. The Committee shall act by vote or written consent of a majority of its members. The Committee may authorize the appointment of an agent to perform recordkeeping and other administrative duties with respect to the Plan.

     Section 17. Amendment or Termination of Plan. This Plan may at any time or from time to time be amended, modified or terminated by the Committee. No amendment, modification or termination shall, without the consent of a participant, adversely affect such participant's accruals on his prior elections. Rights accrued prior to termination of the Plan will not be canceled by termination of the Plan.

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     Section 18. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois.

     Section 19. Withdrawals. Notwithstanding anything in this Plan to the contrary, a participant may request withdrawal of all or a portion of the balance of his deferred compensation account by filing a written request with the Committee in a form acceptable to the Committee for that purpose. A minimum of $25,000 (Twenty Five Thousand Dollars) or the balance of the account, if less, must be requested. The withdrawal will be deemed to be made from the deferrals for the year or years whose deferred distribution date is closest to the date of the withdrawal and the Committee, in its sole discretion, shall determine which of the phantom investment accounts of the participant will be charged for the withdrawal. This request may be granted, solely in the absolute discretion of the Committee, provided, however, if the Committee grants a withdrawal request, all pending deferral elections for future compensation under the Plan which the participant has filed with the Committee will be canceled. The participant will be suspended from participation in this Plan with respect to future compensation until the participant files a deferral election with respect to salary and/or bonus earned for the calendar year following the year in which the withdrawal occurs or some later year. The Committee will impose a forfeiture equal to the amount of the withdrawal multiplied by 10 percent. Such amount will be forfeited to the Company. In the event a participant is a Section 16 officer of the Company, a distribution made by the Committee pursuant to this
Section 19 shall occur on a date that is at least six (6) months from the date the Committee approves the withdrawal request if the withdrawal comes from the participant's account hypothetically invested in Fund A.

     Section 20. Payment of Certain Costs of the Participant. If a dispute arises regarding the interpretation or enforcement of this Plan and the participant (or, in the event of his death, his beneficiary) obtains a final judgment in his favor from a court of competent jurisdiction from which no appeal may be taken, whether because the time to do so has expired or otherwise, or his claim is settled by the Company prior to the rendering of such a judgment, all reasonable legal and other professional fees and expenses incurred by the participant in contesting or disputing any such claim or in seeking to obtain or enforce any right or benefit provided for in this Plan or in otherwise pursuing his claim will be promptly paid by the

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Company with interest thereon at the highest Illinois statutory rate for interest on judgments against private parties from the date of payment thereof by the participant to the date of reimbursement to him by the Company.

     Section 21. Securities Law. With respect to participants subject to section 16 of the Exchange Act, transactions under this plan are intended to comply with all applicable provisions of Rule 16b-3 or its successor under the Securities Exchange Act of 1934. To the extent any provision of the Plan or action by the Committee or its designee fails to so comply, it shall be deemed null and void.

     Section 22. Change in Control. A "Change in Control" means a change in the beneficial ownership of the Company's then outstanding securities or a change in the composition of the Company's Board of Directors as a result of any of the following occurrences:

1. any "person" (as the term is used in Section 13(d) and Section 14(d)(2) of the Securities Exchange Act of 1934) other than: (a) a trustee or other fiduciary of securities held under an employee benefit plan of the Company, or (b) the Company or any subsidiary thereof becomes the beneficial owner, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities; or

2. persons who were directors of the Company as of the effective date hereof, or successor directors nominated by those directors or by such successor directors, cease to constitute a majority of the Board of Directors of the Company or its successor by merger, consolidation or sale of assets.

Notwithstanding any other provision of the Plan, if a Change of Control occurs, then the Company shall create a trust or take such other actions as are appropriate to protect each participant's deferred compensation account.

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                                FIRST AMENDMENT
                                ---------------
                                      OF
                                      --
                     HOUSEHOLD INTERNATIONAL NON-QUALIFIED
                     -------------------------------------
                          DEFERRED COMPENSATION PLAN
                          --------------------------


          WHEREAS, Household International, Inc. (the "Company") maintains The Household International Non-Qualified Deferred Compensation Plan (the "Plan"); and

          WHEREAS, amendment of the Plan is now considered desirable;

          NOW, THEREFORE, pursuant to the power reserved to the Compensation Committee under Section 17 of the Plan and resolutions adopted by the Compensation Committee on November 9 and by the Board of Directors of the Company on November 10, 1998, the Plan is hereby amended, effective as of December 1, 1998, by substituting the following for Section 22 of the Plan:

     "Section 22. Change in Control. A "Change in Control " shall be deemed to have occurred if:

(1) Any "person" (as defined in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), excluding for this purpose the Company or any subsidiary of the Company, or any employee benefit plan of the Company, or any subsidiary of the Company, or any person or entity organized, appointed or established by the Company for or pursuant to the terms of such plan which acquires beneficial ownership of voting securities of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company's then outstanding securities; provided, however, that no Change in Control shall be deemed to have occurred as the result of an acquisition of securities of the Company by the Company which, by reducing the number of voting securities outstanding, increases the direct or indirect beneficial ownership interest of any person to twenty percent (20%) or more of the combined voting power of the Company's then outstanding securities, but any subsequent increase in the direct or indirect beneficial ownership interest of such a person in the Company shall be deemed a Change in Control; and provided further that if the Board of Directors of the Company determines in good faith that a person who has become the beneficial owner directly or indirectly of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company's then outstanding securities has inadvertently reached that level of ownership interest, and if such person divests as promptly as practicable a sufficient amount of securities of the Company so that the person no longer has a direct or indirect beneficial ownership interest in twenty percent (20%) or more of the combined voting power of

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     the Company's then outstanding securities, then no Change in Control shall be deemed to have occurred;

(2) During any period of two (2) consecutive years (not including any period prior to December 1, 1998) individuals who at the beginning of such two-year period constitute the Board of Directors of the Company and any new director or directors (except for any director designated by a person who has entered into an agreement with the Company to effect a transaction described in subparagraph (1), above, or subparagraph (3), below) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board (such individuals and any such new directors being referred to as the "Incumbent Board");

(3) Consummation of (x) an agreement for the sale or disposition of the Company or all or substantially all of the Company's assets,(y) a plan of merger or consolidation of the Company with any other corporation, or (z) a similar transaction or series of transactions involving the Company (any transaction described in parts (x) through (z) of this subparagraph (3) being referred to as a "Business Combination"), in each case unless after such a Business Combination (I) the stockholders of the Company immediately prior to the Business Combination continue to own, directly or indirectly, more than sixty percent (60%) of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the new (or continued) entity (including, but not by way of limitation, an entity which as a result of such transaction owns the Company, or all or substantially all of the Company's former assets either directly or through one or more subsidiaries) immediately after such Business Combination, in substantially the same proportion as their ownership of the Company immediately prior to such Business Combination,
     (II) no person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or of such entity resulting from such Business Combination) beneficially owns, directly or indirectly, twenty percent (20%) or more of the then combined voting power of the then outstanding voting securities of such entity, except to the extent that such ownership existed prior to the Business Combination, and (III) at least a majority of the members of the board of directors of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(4) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.
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Notwithstanding the foregoing, this Plan shall constitute a "Contract" and a participant shall be an "Executive" within the meaning of the Household International, Inc. Grantor Trust Agreement for Employees and Former Employees, as may from time to time be amended (such trust and any successor thereto or replacement thereof, the "Grantor Trust"). Upon the occurrence of a Funding Date (as defined in the Grantor Trust), the Company shall pay to the Grantor Trust the amounts required thereby with respect to the benefits hereunder and take such other actions as are appropriate to protect such benefits. If the Grantor Trust is terminated or amended in a manner adverse to a participant, then upon a Change in Control (as defined in Section 4.01 of the Grantor Trust) the Company shall establish a replacement trust in form and substance reasonably acceptable to a participant and shall deliver to the replacement trust cash of a value sufficient to provide for the payment of all accrued benefits under this Plan."

                                           HOUSEHOLD INTERNATIONAL, INC.



                                       By  /s/ George A. Lorch
                                           -------------------------------
                                           George A. Lorch
                                           Chair, Compensation Committee
                                 Dated:    December 16, 1998

ATTEST:

/s/ Kenneth H. Robin
-----------------------------
Kenneth H. Robin
Secretary
(CORPORATE SEAL)